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                                   Exhibit 16

                           [CORBIN & WERTZ LETTERHEAD]



                                  March 6, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Section (1) of Item 4 of Form 8-K of Dynatem, Inc. for the event that occurred on March 6, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.


                                     Very truly yours,


                                     /s/ Corbin & Wertz
                                     ------------------
                                     Corbin & Wertz
                                     Irvine, California

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